SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

MTC TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PROXY STATEMENT DATED MARCH 22, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of MTC Technologies, Inc. will be held at 10:30 a.m., local time, on Wednesday, April 21, 2004, at 4032 Linden Avenue, Dayton, Ohio 45432 for the following purposes:

(1)	To elect two directors to the Board of Directors of MTC Technologies, Inc., each to serve for a term of three years and until a successor is elected and qualified;

(2)	To ratify the selection of Ernst & Young LLP as the independent accountants of MTC Technologies, Inc. for the year ending December 31, 2004; and

(3)	To transact any other business that may properly come before the Annual Meeting of Stockholders.

Only stockholders of record as of the close of business on March 12, 2004 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about March 31, 2004.

By Order of the Board of Directors

DAVID S. GUTRIDGE

Secretary

March 22, 2004

YOUR VOTE IS IMPORTANT

Please sign, date and return the enclosed form of proxy in the accompanying, postage-paid envelope so that your shares will be represented, whether or not you plan to attend the meeting.

Also enclosed is a copy of the Annual Report of MTC Technologies, Inc. for the year ended December 31, 2003. The Annual Report contains financial and other information about MTC Technologies, Inc. However, the Annual Report is not incorporated into the proxy statement and is not a part of the proxy soliciting material.

MTC TECHNOLOGIES, INC.

4032 Linden Avenue

Dayton, Ohio 45432

PROXY STATEMENT FOR MTC TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors (the “Board”) of MTC Technologies, Inc., a Delaware corporation (the “Company”), is furnishing this proxy statement (the “Proxy Statement”), related proxy card and Annual Report to you in connection with its solicitation of proxies to be used at the Company’s annual meeting of stockholders to be held on April 21, 2004 (the “Annual Meeting”). The Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 31, 2004.

Stockholders of record of the Company at the close of business on March 12, 2004 (the “Record Date”) are entitled to notice of, and will be entitled to vote at, the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 15,596,353 shares of common stock, par value $0.001 per share (“Common Stock”).

Each outstanding share of Common Stock entitles its holder to one vote on each matter properly brought before the meeting, including the election of directors. Shares can be voted only if the stockholder is present in person or by proxy.

You may revoke your proxy at any time prior to the exercise of the powers it confers by giving notice to the Secretary of the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy. The shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in the manner specified on the proxies. If specific choices are not indicated on a properly executed proxy, the shares represented by such proxies received will, except in the case of “broker non-votes,” be voted: (i) for the Company’s nominees for director; (ii) for ratifying the selection of Ernst & Young LLP as independent accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting. As of the date hereof, the Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

Trustar® Retirement Services, as trustee under our Master Savings Plan, will vote shares of Common Stock held in the plan as indicated by participants in whose accounts those shares are held, whether or not vested, on their proxies. In accordance with the terms of the plan, it will vote all shares for which the trustee does not receive voting instructions in the same proportion on each issue as it votes the shares for which it does receive instructions.

At the Annual Meeting, the inspectors of election appointed for the meeting will determine those stockholders entitled to vote at the meeting and tabulate the results of stockholder voting. The presence, in person or by proxy, of the holders of a majority of the total number of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for any business to be transacted at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or nominee should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. Your broker, bank or nominee can vote for all proposals to be considered at the Annual Meeting.

Directors are elected by a plurality of all votes cast. The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter and actually voted on the matter is required to approve any other matter proposed to be acted upon at the Annual Meeting. Abstentions and “broker non-votes” are not counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Certificate of Incorporation provides that the Board of Directors must consist of not fewer than three nor more than nine members, as fixed by the Board of Directors or the Company’s stockholders from time to time in accordance with the Bylaws. The Board of Directors has fixed the number at seven.

The Certificate of Incorporation and the Bylaws provide for three classes of directors whose terms expire in different years. At the Annual Meeting, two directors are to be elected to serve for a term of three years and until a successor is elected and qualified. The Board of Directors recommends that its two nominees for director, Don R. Graber and Lester L. Lyles, be elected at the Annual Meeting. Both nominees are directors standing for re-election and have consented to being named in this Proxy Statement and to serve if elected.

Your Board of Directors recommends a vote FOR these nominees.

Proxies given to the Company will, unless the stockholder directs otherwise, be voted for the election of Don R. Graber and Lester L. Lyles. If either nominee becomes unavailable for any reason, the proxies will be voted for the election of such other person as the Company nominates. The Company has no reason to believe that either of the nominees will be unavailable. The two nominees receiving the greatest number of votes will be elected as directors of the Company.

The following table sets forth information regarding the nominees to the Board of Directors of the Company and the directors whose terms of office will continue after the Annual Meeting:

Director Nominees for Terms Ending in 2007	Present Positions, Age and Recent Business Experience
Don R. Graber	Chairman of the Board of Directors of Huffy Corporation. Director since 2002. Member, Audit Review Committee, Compensation Committee, and Nominations Committee. Age 60.

Mr. Graber retired in January 2004 as the President and Chief Executive Officer of Huffy Corporation, a sporting goods manufacturer, positions he held since 1996 and 1997, respectively. Mr. Graber also served as Chief Operating Officer of Huffy from 1996 until 1997. Mr. Graber is a director of Huffy Corporation, Precision Castparts Corporation and Amcast Industrial Corporation.

Director Nominees for Terms Ending in 2007	Present Positions, Age and Recent Business Experience

Lester L. Lyles	Independent Consultant. Director since October 2003. Member, Nominations Committee. Age 57.

General Lyles, U.S. Air Force (Ret.), has been an independent consultant since 2003. Prior to that, General Lyles served for over 35 years in the U.S. Air Force, including as: Commander of the Space and Missile Systems Center from 1994 to 1996; Director of the Ballistic Missile Defense Organization from 1996 to 1999; Vice Chief of Staff of the Headquarters of the U.S. Air Force from 1999 to 2000; and Commander of the U.S. Air Force Materiel Command from 2000 to 2003. General Lyles is a director of General Dynamics Corporation.

Directors Whose Terms End in 2005	Present Positions, Age and Recent Business Experience
Rajesh K. Soin	Chairman of the Board of Directors of MTC Technologies, Inc. and Chairman of the Board of Directors and Chief Executive Officer of Soin International, LLC. Director since 2002. Age 56.

Mr. Soin has served as our Chairman of the Board since May 1984 and as Chief Executive Officer from 1984 until May 2002. Mr. Soin has also served as Chairman of the Board of Directors and Chief Executive Officer of Soin International, LLC, a holding company, since 1998.

Kenneth A. Minihan	Principal of the Homeland Security Fund for Paladin Capital Group. Director since 2002. Member, Audit Review Committee and Compensation Committee. Age 60.

Lt. General Minihan, U.S. Air Force (Ret.), has served as a Principal of the Homeland Security Fund for Paladin Capital Group, a private equity investment company, since 2002. Lt. General Minihan served as President of the Security Affairs Support Association, an organization that enhances intelligence business development through industry and government partnership, from 1999 to 2002. Prior to that, Lt. General Minihan served for more than 33 years in the U.S. Air Force, including from 1996 until 1999 as Director of the National Security Agency and as Director of the Defense Intelligence Agency during 1996. Lt. General Minihan is a director of BAE Systems, North America and Verint Systems, Inc.

William E. MacDonald, III	Vice Chairman and a member of the office of the Chairman of National City Corporation. Director since 2002. Member, Audit Review Committee and Nominations Committee. Age 57.

Mr. MacDonald has served as Vice Chairman of National City Corporation, a diversified financial holding company, since March 2001. Prior to that, Mr. MacDonald served in various other management positions with National City Corporation for over 30 years.

Directors Whose Terms End in 2006	Present Positions, Age and Recent Business Experience
David S. Gutridge	Chief Executive Officer and Secretary of MTC Technologies, Inc. Director since 2002. Age 57.

Mr. Gutridge has served as Chief Executive Officer of MTC Technologies, Inc. since October 2003 and as Secretary since April 2002. Mr. Gutridge also served as Chief Financial Officer, Treasurer, and Executive Vice President from April 2002 until his appointment as Chief Executive Officer in October 2003. Mr. Gutridge joined us in 1993 and served as a Group President and Chief

Directors Whose Terms End in 2006	Present Positions, Age and Recent Business Experience
Operating Officer for us or one of our affiliates until becoming Chief Financial Officer in April 2002. Prior to joining us, Mr. Gutridge had an extensive business career including approximately 12 years with the Fortune 500 company, Dayco Corp., where he was a director and held various offices such as Executive Vice President, Chief Financial Officer, President and Chief Operating Officer.

Lawrence A. Skantze	Independent consultant to defense and commercial companies. Director since 2002. Member, Audit Review Committee and Compensation Committee. Age 75.

General Skantze, U.S. Air Force (Ret.), has been an independent consultant to defense and commercial companies since 1987. Prior to that, General Skantze served for approximately 35 years in the U.S. Air Force, including as Vice Chief of Staff from 1983 to 1984 and as Commander of the U.S. Air Force Systems Command from 1984 to 1987.

Board Committees And Meetings

During 2003, the Board of Directors maintained an Audit Review Committee and a Compensation Committee, but did not maintain any separate nominations committee. The Nominations Committee was established in 2004. The members of the Audit Review Committee are Lawrence A. Skantze, Don R. Graber, William E. MacDonald, III and Kenneth A. Minihan. The members of the Compensation Committee are Lawrence A. Skantze, Don R. Graber and Kenneth A. Minihan. The members of the Nominations Committee are Don R. Graber, Lester L. Lyles, and William E. MacDonald, III.

Audit Review Committee

The Audit Review Committee, a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, was formed in July 2002 and held five meetings in 2003. The Board has determined that Directors Graber and MacDonald qualify as the Company’s “audit committee financial experts,” within the meaning of applicable Securities and Exchange Commission regulations, due to their business experience listed on pages 2 and 3 of this Proxy Statement. The Board of Directors has adopted an amended written charter for the Audit Review Committee. All members of the Audit Review Committee are independent under applicable Nasdaq independence standards and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Review Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, as well as such other matters as may be delegated to the Committee by the Board of Directors. A complete description of the Audit Review Committee’s responsibilities is contained in the amended Audit Review Committee Charter, which is attached as Exhibit A to this Proxy Statement, is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations and is reviewed and reassessed by the Audit Review Committee for adequacy on an annual basis. The Audit Review Committee performs, among other things, the following functions:

•	retains the Company’s independent auditors;

•	reviews the independent auditors’ independence and audit plan;

•	reviews the Company’s internal audit plans, reports, and accounting controls; and

•	reviews with the independent auditors the results of their audit and evaluations of the Company’s internal controls and certain financial reporting practices.

Compensation Committee

The Compensation Committee was formed in July 2002 and held four meetings in 2003. All of the members of the Compensation Committee are independent under applicable Nasdaq independence standards. The Compensation Committee is responsible for the compensation of the Company’s executive officers.

The Company’s Board of Directors has adopted a charter for the Compensation Committee, which is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations. The Compensation Committee performs or delegates, among other things, the following functions:

•	reviews executive compensation, including that of the Chief Executive Officer;

•	fixes compensation for the executive officers, including the Chief Executive Officer;

•	establishes stock and cash incentive plans and programs for officers and key employees; and

•	approves non-material amendments to the Company’s benefit plans and reviews and makes recommendations to the Board of Directors regarding other changes to the Company’s benefit plans.

Nominations Committee

The Nominations Committee was formed in February 2004. The Nominations Committee is responsible for identifying individuals qualified to become members of the Board of Directors of the Company, consistent with criteria approved by the Board of Directors, and recommending candidates to the Board of Directors for selection as nominees for election as directors of the Company. All members of the Nominations Committee are independent under applicable Nasdaq independence standards.

The Company’s Board of Directors has adopted a charter for the Nominations Committee, which is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations. The Nominations Committee performs or delegates, among other things, the following functions:

•	identifies and evaluates potential nominees for election to the Board of Directors and recommends candidates to the Board of Directors to fill new or vacant positions;

•	will adopt a formal policy regarding the consideration of director nominees submitted by security holders;

•	evaluates whether an incumbent director should be nominated for re-election to the Board of Directors; and

•	reviews possible conflicts of interest of members of the Board of Directors and management and makes recommendations to prevent, minimize or eliminate such conflicts of interest.

In identifying, evaluating and recommending candidates, the Nominations Committee considers such factors as it deems appropriate, consistent with criteria approved by the Board of Directors. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. Candidates may come to the attention of the Nominations Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominations Committee has not set specific qualifications for candidates that it recommends to the Board of Directors for selection as nominees for election as directors of the Company. The Nominations Committee will consider director candidates recommended by security holders and will review all candidates in the same manner regardless of the source of the recommendation.

Any stockholder desiring to submit a candidate to be considered by the Nominations Committee for recommendation to the Board of Directors for nomination as a director should send the name of the candidate, together with biographical data and background information concerning the candidate, to:

c/o Corporate Secretary

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

Board Attendance

The Company’s Board of Directors held six meetings, including regularly scheduled and special meetings, during 2003. Each director attended at least 75% of those meetings and the meetings of each committee of which he is a member. The Company’s Board of Directors does not have a specific policy regarding director attendance at the Company’s Annual Meeting; however, all directors are expected to attend the Company’s Annual Meetings and all directors attended the Company’s 2003 Annual Meeting.

Code of Business Conduct And Ethics And Director Independence

The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics as its code of conduct that applies to its directors, officers (including its principal executive officer, principal financial officer, principal accounting officer and controller) and employees. The Company’s Code of Business Conduct and Ethics satisfies the definition of a “code of ethics” under Section 406(c) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission regulations and is available on the Company’s website at http://www.mtctechnologies.com at the Corporate Governance link under the heading Investor Relations.

The Board of Directors has determined that the following directors are independent under the Nasdaq governance rules: Don R. Graber, Lester L. Lyles, Kenneth A. Minihan, William E. MacDonald, III and Lawrence A. Skantze.

Communications With The Board

The Company’s Board of Directors has adopted a process by which stockholders may send communications to the Board of Directors, any committee of the Board of Directors or any of the directors. Stockholders can contact the Board of Directors, any director or committee of the Board of Directors by writing to him or them at the address below:

Stockholder Communication

c/o Corporate Secretary

MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

The Corporate Secretary will review and forward each written communication (except, in his sole determination, those clearly of a marketing nature, those better addressed by a specific Company department or those containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board of Directors, the committee(s) of the Board of Directors or the individual director(s) specifically addressed in the written communication. The Corporate Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communication containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Review Committee. In both cases, copies will also be forwarded to the Chief Executive Officer and the Chairman of the Board.

DIRECTOR COMPENSATION

Cash Compensation

The Company pays its Chairman of the Board of Directors a fee of $150,000 on an annual basis. Each other non-employee director of the Company receives an annual fee of $15,000, payable in quarterly installments. In addition to this fee, the Company reimburses each non-employee director for travel and other related out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors. Directors also receive a fee of $1,000 for each special meeting of the Board of Directors or committees of the Board of Directors attended. In 2003, directors received $2,500 for attendance at the Board of Directors’ retreat meeting, but such fee was in lieu of all meeting fees for Board and Committee meetings held during such retreat. The Chairmen of the Audit Review Committee and the Compensation Committee each received additional compensation of $3,000 per year. Beginning in 2004, the non-employee directors will have the ability to elect to receive all or a portion of their annual compensation in restricted share units equal in value to 1.5 times the compensation they elect to receive in restricted share units.

Stock-Based Compensation

The Company’s non-employee directors also participate in the Company’s 2002 Equity and Performance Incentive Plan. During 2003, four of our six non-employee directors received stock option grants at an exercise price of $17.45 (the market price on the date of grant) for 860 shares of the Company’s Common Stock. Additionally during 2003, the Chairman of the Board received a stock option grant at an exercise price of $17.45 (the market price on the date of grant) for 15,000 shares of the Company’s Common Stock. All of the options granted to the non-employee directors in 2003 have a ten-year term from their date of grant and vest in three equal installments on March 12, 2003, March 12, 2004 and March 12, 2005.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 31, 2003 unless otherwise indicated, certain information regarding the beneficial ownership of the Company’s Common Stock by:

•	each of the Company’s directors and director nominees;

•	each of the Company’s executive officers or former executive officers named in the Summary Compensation Table;

•	all of the Company’s directors, director nominees and executive officers as a group; and

•	each person owning of record, or known by the Company to be the beneficial owner of, more than five percent of the Common Stock.

The number of shares of Common Stock outstanding on December 31, 2003 was 13,210,946. This figure excludes 2,250,000 shares issued by the Company on February 19, 2004 in a public offering of the Company’s Common Stock. Except as otherwise noted, all information with respect to beneficial ownership has been furnished by each director, director nominee or executive officer, or is based on filings with the Securities and Exchange Commission, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act, which provide, in part, that a person is deemed to be the beneficial owner of shares of stock if the person, directly or indirectly, has or shares the voting or investment power of that stock, or has the right to acquire ownership of the stock within 60 days. Shares that are subject to stock options that may be exercised within 60 days of December 31, 2003 are reflected in the number of shares set forth below and in computing the percentage of the Company’s Common Stock beneficially owned by the person who owns those options.

Directors, Director Nominees and Named Executive Officers	Outstanding Shares Beneficially Owned	Shares Underlying Options That Are Deemed To Be Beneficially Owned (2)	Total Number of Shares Beneficially Owned	Percent of Class
Rajesh K. Soin (1)	7,020,752	5,000	7,025,752	53.2%
Michael W. Solley (3)	237,236	0	237,236	1.8%
David S. Gutridge	42,810	9,833	52,643	*
Don R. Graber	2,200	1,092	3,292	*
Lawrence A. Skantze	1,907	185	2,092	*
Kenneth A. Minihan	0	1,092	1,092	*
William E. MacDonald, III	500	1,092	1,592	*
Lester L. Lyles	0	185	185	*
Benjamin D. Crane	14,463	0	14,463	*
Donald H. Weisert	500	7,333	7,833	*
Hugh K. Bolton	0	5,667	5,667	*
James C. Clark	500	6,000	6,500	*
All directors and executive officers as a group (15 persons) (4)	7,085,732	49,146	7,134,878	53.8%

Other Persons
Goldman Sachs Asset Management, L.P. (5)	922,960	0	922,960	7.0%

*	Less than one percent.
(1)	Mr. Soin’s business address is c/o MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432. Mr. Soin has sole voting and investment power with respect to all but 45,770 shares shown as beneficially owned by him. Mr. Soin disclaims beneficial ownership of those 45,770 shares, which were issued to his spouse in connection with the acquisition of International Consultants, Inc. (“ICI”) in 2003. Mr. Soin’s reported beneficially owned shares do not reflect the 1,500,000 shares sold by Mr. Soin on February 19, 2004 in a registered public offering. As a result of Mr. Soin’s disposition of those shares, Mr. Soin’s ownership of the Company’s Common Stock has dropped below 50%. Mr. Soin’s reported beneficially owned shares also do not include an additional 62,101 shares that were issued to his spouse in the first quarter of 2004 as part of contingent and earn-out payments related to the acquisition of ICI.
(2)	This column contains the number of shares of the Company’s Common Stock that each beneficial owner has the right to acquire within 60 days of December 31, 2003.
(3)	Mr. Solley resigned his position as President and Chief Executive Officer effective October 3, 2003. The beneficial shares owned by Mr. Solley are disclosed as reported on a Form 4 filed on August 11, 2003, the most recent practicable date.
(4)	Shares beneficially owned by all directors and executive officers as a group as of December 31, 2003 do not include the shares beneficially owned by Mr. Solley.
(5)	Goldman Sachs Asset Management, L.P. (“GSAM LP”) filed a Schedule 13G on February 12, 2004, indicating that as of December 31, 2003, GSAM LP had sole voting power with respect to 842,374 shares, shared voting power with respect to no shares, sole dispositive power with respect to 922,960 shares, and shared dispositive power with respect to no shares of Common Stock through GSAM LP’s activities as an investment advisor. Through their control of GSAM LP, Roger S. Begelman, Edward T. Joel, Saskia Brookfield Martin and Ted Chang each had investment power with respect to the shares beneficially owned by GSAM LP. The address of GSAM LP is 32 Old Slip, New York, New York 10005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file. The Company periodically reminds its directors and executive officers of their reporting obligations and assists in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to report in this Proxy Statement any failure by any of the above mentioned persons to make timely Section 16 reports.

Based solely on the Company’s review of copies of forms that the Company has received, and written representations from the Company’s directors and executive officers, the Company is unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by its directors, executive officers or greater than ten percent stockholders during 2003, except that Mr. Gutridge filed one late report regarding three transactions that were not reported on a timely basis. Additionally, in March 2004, Mr. Soin filed one late report regarding one transaction that was not reported on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

The following table sets forth information concerning annual compensation for services rendered to the Company for 2001, 2002 and 2003 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 2003 (the “Named Officers”).

Summary Compensation Table

		Annual Compensation (1)				Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
Michael W. Solley— President and Chief Executive Officer (3)	2003 2002 2001	$ $ $	409,177 369,304 218,292	$ $ $	135,000 750,000 0	12,000 346,061 0	$ $ $	4,296 3,975 5,766

David S. Gutridge— Chief Executive Officer and Secretary (4)	2003 2002 2001	$ $ $	275,833 227,083 200,041	$ $ $	267,000 0 0	17,500 34,606 0	$ $ $	13,155 12,058 5,766

Benjamin D. Crane— Chief Operating Officer and Executive Vice President	2003 2002 2001	$ $ $	155,002 155,002 153,962	$ $ $	0 0 100,000	0 34,606 0	$ $ $	6,155 13,489 5,766

Donald H. Weisert— Senior Vice President and Assistant Chief Operating Officer	2003 2002 2001	$ $ $	145,625 130,708 113,524	$ $ $	160,000 0 54,538	7,000 5,000 0	$ $ $	11,186 12,236 5,766

James C. Clark— Senior Vice President	2003 2002 2001	$ $ $	139,375 130,740 118,324	$ $ $	115,000 0 18,367	4,000 5,000 0	$ $ $	4,212 11,352 5,766

Hugh K. Bolton— Senior Vice President	2003 2002 2001	$ $ $	139,375 133,990 131,433	$ $ $	70,000 0 49,067	4,000 5,000 0	$ $ $	3,175 5,382 2,528

(1)	The table does not include amounts earned by the Named Officers upon the exercise of stock options, which is reported for fiscal year 2003, and was reported for prior years, in the table in the Proxy Statement titled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values”. The table also does not include perquisites, which do not in the aggregate exceed, for each Named Officer, $50,000 or 10% of the total annual salary and bonus reported for such Named Officer.
(2)	Amounts for 2001, 2002 and 2003 represent matching payments to defined contribution plans and payments for term life insurance coverage.
(3)	Mr. Solley resigned his position as President and Chief Executive Officer effective October 3, 2003.
(4)	Mr. Gutridge also served as Chief Financial Officer, Executive Vice President and Treasurer prior to his assuming responsibility as Chief Executive Officer effective October 3, 2003.

Option Grants in Last Fiscal Year

Stock options are awarded under the 2002 Equity and Performance Incentive Plan. The following table provides information concerning stock options granted during fiscal year 2003 to the Named Officers:

Name	Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/ SARs Granted (#)		Percent of Total Options/ SARs Granted to Employees In Fiscal Year		Exercise or Base Price ($/Sh)		Expiration Date	5% ($)		10% ($)
Michael W. Solley (3)	12,000	(1)	13.27%			$17.45	10/3/2003		$0		$0
David S. Gutridge	10,000 7,500	(1) (2)	11.06 8.29	% %	$ $	17.45 26.04	3/12/2013 10/22/2013	$ $	109,700 122,850	$ $	278,100 311,250
Benjamin D. Crane	0		0%			—	—		$0		$0
Donald H. Weisert	7,000	(1)	7.74%			$17.45	3/12/2013		$76,790		$194,670
James C. Clark	4,000	(1)	4.42%			$17.45	3/12/2013		$43,880		$111,240
Hugh K. Bolton	4,000	(1)	4.42%			$17.45	3/12/2013		$43,880		$111,240

(1)	Vest in three equal installments on March 12, 2003, March 12, 2004 and March 12, 2005.
(2)	Vest in three equal installments on October 22, 2003, October 22, 2004 and October 22, 2005.
(3)	Unvested options for Mr. Solley were cancelled upon his resignation effective October 3, 2003.

The above table sets forth information regarding grants of stock options made by the Company during the year ended December 31, 2003 to the Named Officers. The amounts shown for each Named Officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options, which would result in stock prices of $28.42 and $45.26, respectively, for options with an exercise price of $17.45 per share and $42.42 and $67.54, respectively, for options with an exercise price of $26.04 per share. For options with an exercise price equal to or greater than the fair market value for a share of Common Stock on the date of grant, no gain to the optionees is possible without an increase in stock price, which benefits all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and Common Stock holding depend on the future performance of the Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved. No stock appreciation rights were granted by the Company during the last year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised during fiscal year 2003 by the Named Officers and the value of each Named Officer’s unexercised options at December 31, 2003:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#) Exercisable/Unexercisable	Value Of Unexercised In- The-Money Options/SARs At Fiscal Year-End ($) Exercisable/Unexercisable
Michael W. Solley	274,000	$4,111,280	0/0	$0/$0
David S. Gutridge	0	$0	5,833/11,667	$64,737/$129,488
Benjamin D. Crane	0	$0	0/0	$0/$0
Donald H. Weisert	0	$0	5,666/6,334	$85,249/$94,361
James C. Clark	0	$0	4,666/4,334	$70,469/$64,801
Hugh K. Bolton	0	$0	4,666/4,334	$70,469/$64,801

The above table summarizes for each of the Named Officers certain information relating to stock options exercised by him during the year ended December 31, 2003 and the number and value of unexercised stock options held by the Named Officers at year-end. The dollar amounts set forth in the table under the “Value Realized” heading represent the difference between the fair market value of the underlying stock on the exercise date and the aggregate exercise price of the options exercised. The dollar amounts set forth in the table under the “Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable” heading represent the difference between the aggregate exercise price of the Named Officer’s in-the-money stock options and the $32.23 closing price per share of Common Stock as quoted on the Nasdaq National Market on December 31, 2003. The amounts set forth in the column “Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable,” unlike the amounts set forth in the column “Value Realized,” have not been, and might never be, realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

Equity Compensation Plan Information Table

The following table contains information as of December 31, 2003 regarding the Company’s sole equity compensation plan, the 2002 Equity and Performance Incentive Plan, as amended and restated on February 25, 2004:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	148,920	$19.18	309,439
Equity compensation plans not approved by security holders	0	—	0
Total	148,920	$19.18	309,439

(1)	The maximum number of shares that may be issued under our 2002 Equity and Performance Incentive Plan as shares or units of restricted Common Stock is 74,156 shares. The remaining shares may be issued only pursuant to stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2003 were Lawrence A. Skantze (Committee Chairman), Don R. Graber and Kenneth A. Minihan. During 2003, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2003, none of the executive officers or directors of the Company was a member of the board of directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Subcontracting Relationships

From time to time, the Company enters into subcontracting relationships with other governmental contractors that are affiliated with Mr. Soin, a substantial stockholder and Chairman of the Board. During 2003, the Company made and received payments to and from three such governmental contractors, as indicated in the following table:

Company	Payment Made For Services Received In 2003	Payment Received For Services Provided in 2003
GTIC India Private, Ltd.	$491,896	—
Integrated Information Technology Company	—	$1,463,115
International Consultants, Inc. (ICI)(1)	$23,716	$177,630

(1)	Amounts shown are for services provided/rendered prior to October 1, 2003, the date the Company acquired ICI from ICI’s shareholders.

The Company believes that the subcontracting agreements with each of the related parties identified above reflect prevailing market conditions at the time they were entered into and contain substantially similar terms to those that might be negotiated by independent parties on an arm’s-length basis.

Acquisition of ICI

On October 1, 2003, we signed a stock purchase agreement and acquired International Consultants, Inc. (ICI) from ICI’s shareholders. ICI’s selling shareholders are family members of Mr. Soin. As a result, Mr. Soin was not involved in the negotiation of the acquisition of ICI. The directors other than Mr. Soin elected a special committee of independent, non-management directors who evaluated and approved the acquisition of ICI, after engaging separate legal counsel to represent and advise them and engaging Raymond James & Associates, Inc. as a financial advisor. Raymond James issued its opinion to the special committee that the price being paid for the ICI shares was fair from a financial point of view to MTCT.

The initial purchase price was $10.2 million, which consisted of shares of our common stock with a value of $2.4 million, the repayment of $7.5 million of ICI’s indebtedness at the closing and $0.3 million for related acquisition costs. In January 2004, we paid additional consideration of $3.5 million, which consisted of shares of our common stock with a value of $2.7 million and $0.8 million in cash, to the former shareholders of ICI as a result of the achievement of certain performance goals under an earn-out provision in the stock purchase agreement. We also accrued an additional $1.0 million of purchase consideration in December 2003 for the achievement of certain performance goals under the 2003 earn-out provision. This payment is expected to be made in the first quarter of 2004, and the consideration will consist of shares of our common stock with a value of $0.8 million and $0.2 million in cash. We could be required to pay ICI’s former shareholders up to an additional $4.6 million under the earn-out provisions, payable in a combination of our common stock and cash, if certain performance goals are achieved.

Aircraft

From time to time, the Company has utilized aircraft owned or partially owned by Soin Aviation LLC, a company wholly owned, indirectly, by Mr. Soin’s family limited partnership. The Company paid to Soin Aviation LLC $61,265 to reimburse costs related to the use of these aircrafts. The Company’s payments for the use of the aircraft generally reflect the marginal cost of their use plus a pro rata share of the associated fixed costs. During 2003, the Company purchased, at fair value of $42,236, including sales tax payments, a 10% interest in an aircraft owned by Soin Aviation LLC, and made a commitment, at fair value of $134,698, to purchase a 10% ownership interest in another aircraft from Soin Aviation LLC.

Leases

The Company currently leases one of its properties from BC Real Properties, LLC. The lessor is majority owned by Mr. Soin’s family limited partnership. During 2003, the Company leased three properties from BC Real Properties, LLC and made aggregate lease payments of $580,368 to them. BC Real Properties, LLC sold two of the properties leased by the Company to unrelated parties in the fourth quarter of 2003.

Credit Facility

Mr. MacDonald, one of our directors, has served since March 2001 as an executive officer of National City Corporation, a diversified financial holding company and parent to National City Bank. On January 31, 2003, the Company entered into a new credit facility that provides the Company with an initial line of credit of $35 million. National City Bank is one of four lenders under that facility. In January 2004, we amended our revolving credit agreement with the same four lenders, increasing the borrowing availability to $55 million. The line can be increased to $80 million subject to meeting certain requirements. During 2003, we did not incur any borrowings against this revolving credit agreement.

The following Stock Price Performance Graph, Compensation Committee Report and Audit Review Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE

The following graph reflects a comparison of the cumulative total stockholder return on a $100 investment in the Company’s Common Stock against the cumulative total return on a $100 investment in the Nasdaq Composite Index and the cumulative total return on a $100 investment in a self-constructed index consisting of industry peers of the Company, including Mantech International Corporation, Veridian Corporation (through December 31, 2002), Anteon International Corporation, SRA International, Inc., Dynamics Research Corp., PEC Solutions, Inc. and CACI International Inc., for the period June 28, 2002 through December 31, 2003. Veridian Corporation was acquired by General Dynamics during 2003, and was therefore, removed from the peer group for all periods after December 31, 2002.

	Jun-02	Sept-02	Dec-02	Mar-03	Jun-03	Sept-03	Dec-03
MTCT	$100.00	$113.95	$133.16	$101.63	$125.32	$120.89	$169.63
Nasdaq Composite	$100.00	$80.10	$91.27	$91.66	$110.91	$122.12	$136.92
Peer Group	$100.00	$99.18	$97.98	$78.36	$94.37	$110.65	$123.57

(1)	The graph assumes that the value of the Company’s Common Stock and each index was $100 on June 28, 2002 and that any dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors is composed of three independent directors. It is responsible for establishing and maintaining senior officer-level salaries that are internally fair and equitable and that are externally comparable and reasonable in relation to similar positions in other companies of like size in the industry. The Compensation Committee also, among other things, approves all short-term compensation for the Company’s senior officers and directors, all compensation plans covering the Company’s senior officers and directors and all grants under the Company’s long term incentive plans. For Company officers below the level of senior vice president, the Committee has delegated salary and bonus decisions to the Chairman of the Board, but annually reviews those decisions.

During 2003, the Compensation Committee’s strategic objectives for executive compensation were: (a) to retain and recruit key executive talent, and to provide the Company’s executives with strong incentives to focus on and achieve the Company’s business objectives; (b) to encourage executives to manage from the perspective of equity holders; and (c) to recognize superior results with superior monetary rewards, while also tailoring compensation to directly reflect any results that are below expectations. To further these objectives, the Compensation Committee approved a mix of base salaries, annual bonuses and stock option grants.

Both the total compensation awarded to each officer and the types of compensation awarded were based upon (i) the Compensation Committee’s review of compensation practices in the Company’s industry and in other comparable industries, (ii) the officer’s performance and (iii) the effectiveness, as determined by the Compensation Committee, of different types and levels of compensation in advancing the objectives described above.

The performance of each executive officer other than the Chief Executive Officer is evaluated by the Compensation Committee with input from the Chief Executive Officer and the Chairman of the Board. The Chief Executive Officer’s performance is evaluated by the Compensation Committee with input from the Chairman of the Board. In evaluating the performance of Mr. Gutridge, the Company’s Chief Executive Officer, the Compensation Committee considered the following primary factors: (a) the Company’s success in completing acquisitions; (b) revenue and profit achievements; and (c) achievement of other strategic objectives. The Company concluded two acquisitions in 2003 that helped create a significant Land Forces presence in accordance with the Company’s strategic plan. In addition, the Company achieved record revenues and profits in excess of budgeted amounts, and added key executive talent in accordance with the Company’s strategic plan.

In designing the equity component of each officer’s compensation, the Compensation Committee takes into account that officer’s existing equity stake in the Company, the officer’s relative contribution to the Company’s achievement of its strategic goals and the anticipated impact the officer will have on the Company’s long term performance. No participant in the Company’s 2002 Equity and Performance Incentive Plan may be granted options to purchase more than 24,718 shares of Common Stock in any calendar year.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the other four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. The Compensation Committee intends to preserve the deductibility of compensation payable to the Company’s executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

This report is submitted on behalf of the Compensation Committee.

Lawrence A. Skantze (Chairman)

Don R. Graber

Kenneth A. Minihan

AUDIT REVIEW COMMITTEE REPORT

The Board of Directors has adopted an amended written Audit Review Committee Charter, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Review Committee regularly reviews the charter to determine whether any changes are necessary. All members of the Audit Review Committee are independent under applicable Nasdaq independence standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The Audit Review Committee reviewed and discussed the plans for, and scope of, the audit before it was performed by Ernst & Young LLP (“Ernst & Young”). The Audit Review Committee has reviewed and discussed with Ernst & Young and the management of the Company the audited financial statements of the Company contained in the Annual Report to Stockholders for the year ended December 31, 2003. In addition, the Audit Review Committee discussed with Ernst & Young the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Review Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young the independent accountants’ independence. The Audit Review Committee has determined that there were no information technology services and or other non-audit services to the Company by Ernst & Young, except for approximately $56,000 worth of income tax services, which is compatible with maintaining Ernst & Young’s independence.

Based on this review and the discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Review Committee.

Don R. Graber (Chairman)

Lawrence A. Skantze

Kenneth A. Minihan

William E. MacDonald, III

RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS

(Proposal No. 2)

A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP (“Ernst & Young”) to continue as the independent accountants of the Company for 2004. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. Although this ratification is not required by law, the Board of Directors believes that you should be given this opportunity to express your views on the subject. Ratification requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter and actually voted on the matter. Unless otherwise directed, proxies in the accompanying form will be voted for ratification of the appointment of Ernst & Young.

Your Board of Directors recommends a vote FOR this proposal.

Deloitte & Touche was engaged as the independent accountants of the Company for the 2002 fiscal year. On January 20, 2003, the Company chose not to extend the engagement of Deloitte & Touche as the Company’s independent accountants to audit its 2003 consolidated financial statements. The Company engaged Ernst & Young on January 20, 2003 as its new independent accountants for the periods after December 31, 2002. The change is the result of a competitive bidding process initiated by the Company, in which Deloitte & Touche also participated.

The decision to change independent accountants was approved by the Company’s Audit Review Committee.

The report of Deloitte & Touche on the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2001 and 2002, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal years ended December 31, 2001 and 2002, Deloitte & Touche did not advise the Company:

(1) that the internal controls necessary for the Company to develop reliable financial statements did not exist;

(2) that information had come to its attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(3) of the need to expand significantly the scope of its audit, or that information had come to its attention during such period that, if further investigated, might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements; and that, due to the Company’s decision to change independent accountants, it had not so expanded the scope of its audit or conducted such further investigation; or

(4) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report; and that, due to the Company’s decision to change independent accountants, the issue has not been resolved to its satisfaction prior to the change in independent accountants.

During the fiscal year ended December 31, 2002 and the subsequent periods prior to the Company’s engaging Ernst & Young, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young.

The Company has provided Deloitte & Touche and Ernst & Young with a copy of these disclosures and informed them of their ability to include a statement in this proxy. No such statement was presented by either party.

The following fees were billed to the Company by Ernst and Young for services rendered in fiscal year 2003 and by Deloitte and Touche for services rendered in fiscal year 2002:

Audit Fees

Fees for audit services totaled $147,500 in 2003 and $755,350 in 2002, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings and engagements.

Audit-Related Fees

Fees for audit-related services totaled $5,000 in 2003. The Company was not billed for any audit-related fees in 2002. Audit-related services include support and advisory services related to the Company’s review of estimating practices and procedures.

All audit-related services were pre-approved in 2003 and there were no audit-related services in 2002.

Tax Fees

Fees for tax services, including tax compliance and consulting, totaled $56,000 in 2003 and $12,850 in 2002.

The Company began obtaining pre-approval of tax services in 2003 as required by recently adopted rules.

All Other Fees

The Company did not incur any fees in 2002 or 2003 for products or services provided by our principal accountant other than as reported in the “Audit Fees,” “Audit-Related Fees” and “Tax Fees” categories above.

Pre-Approval Policy

The Audit Review Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) setting forth the procedures and conditions for pre-approval of all audit and permissible non-audit services expected to be performed by the Company’s independent auditor. The Policy provides for the general pre-approval of specific types of proposed services (“general pre-approved services”), gives guidance as to the types of services that qualify as general pre-approved services and provides specific cost limits that are reviewed on an annual basis for each of the general pre-approved services. Such general pre-approved services, including audit, audit-related, tax and other permitted services (as detailed in the Policy and its appendices) may be provided by the independent auditor without consideration of specific case-by-case services by the Committee. The Policy requires specific pre-approval by the Committee of all permitted services other than such general pre-approved services. For both types of pre-approval, the Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission (the “SEC”) regarding auditor independence. The Policy also contains a list of all non-audit services that independent auditors are prohibited from providing under rules promulgated by the SEC. One or more members of the Committee may be delegated the authority to approve independent auditor services requests provided that the pre-approval is reported at the next meeting of the Committee. The Policy prohibits the Committee from delegating its responsibility for pre-approving services to be performed by the independent auditor to management.

Generally, requests or applications for independent auditor services that do not require specific pre-approval by the Audit Review Committee are submitted to the Company’s Chief Financial Officer for a determination as to whether the requested services are indeed general pre-approved services. If so, the Chief Financial Officer will then inform the Committee on a timely basis that the requested services have been rendered by the independent auditor. Requests or applications for independent auditor services that require specific pre-approval by the Committee are submitted to the Committee by the Chief Financial Officer and the independent auditor. Each such request or application must include a joint statement as to whether, in the view of the Chief Financial Officer and the independent auditor, it is consistent with the SEC’s rules regarding auditor independence.

STOCKHOLDER PROPOSALS

The Company must receive at its principal executive office by Wednesday, December 1, 2004, any proposal of a stockholder intended to be presented at the 2005 Annual Meeting and to be included in the Company’s proxy materials related to the 2005 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act, including nominations of directors, in connection with the 2005 Annual Meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company at its principal executive office on or between December 31, 2004 and January 28, 2005 (or, if the 2005 Annual Meeting is held more than 30 days prior to or after April 21, 2005, not later than the close of business on the later of the 90th day prior to the 2005 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2005 Annual Meeting is first made), or such proposals will be considered untimely under the advance notice provisions of the Company Bylaws. Non-Rule 14a-8 Proposals must comply with certain provisions of the Company’s Bylaws. The Company’s proxy related to the 2005 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 28, 2005 (or another date calculated to serve as the deadline for Non-Rule 14a-8 Proposals in the manner described above). Notices of stockholder proposals should be delivered personally or mailed, and any request for a copy of the Bylaws (which will be provided at no charge to any holder of Common Stock) should be directed, to the Company at 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Secretary.

COST OF SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, the Company may solicit the return of proxies in person and by telephone, telecopy or e-mail. The Company does not expect to pay any compensation for the solicitation of proxies, but the Company will request brokerage houses, banks and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses.

OTHER MATTERS

The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting for action of which the Company did not have notice on or prior to Saturday, January 31, 2004, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with his or her own judgment.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 4032 Linden Avenue, Dayton, Ohio 45432, (937) 252-9199, Attention: Secretary.

By Order of the Board of Directors,

MTC Technologies, Inc.

David S. Gutridge

Secretary

Dayton, Ohio

March 22, 2004

EXHIBIT A

MTC TECHNOLOGIES, INC.

Audit Review Committee Charter

Function of the Committee

The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

Composition of the Committee

Requirements.    The Committee will consist of at least three Board members. Each Committee member shall meet the independence criteria of (a) the listing requirements of the National Association of Securities Dealers, Inc. (“NASD”), as such requirements are interpreted by the Board of Directors in its business judgment and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the NASD. Notwithstanding the foregoing, one member of the Board of Directors who: (a) does not meet the independence criteria for membership on the Committee of the listing requirements of the NASD; (b) meets the independence criteria of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder; and (c) is not a current officer or employee of the Company or a family member of such an officer or employee, may be appointed to the Committee if the Board of Directors, under exceptional and limited circumstances, determines that such member’s membership on the Committee is required in the best interests of the Company and its stockholders and the Board of Directors discloses, in the Company’s next annual proxy statement, the nature of the relationship of such member with the Company and the reasons for the determination of the Board of Directors, provided that such member may not serve longer than two years on the Committee and may not serve as the Chairman of the Committee.

No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to the proposed appointment of such member to the Committee.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The Board of Directors shall determine, in its business judgment, whether at least one member has such financial sophistication and satisfies the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as having such financial sophistication or as a financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. Permitted compensation includes (a) director’s fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a committee of the Board of Directors) and/or (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service. Additional director’s fees may be paid to members of the Committee to compensate them for the significant time and effort they expend in performing their duties as members of the Committee.

Appointment.    The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agendas therefore and supervising the conduct thereof.

Independent Auditors

The independent auditors for the Company are ultimately accountable to the Committee and must report directly to the Committee. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee and the Board may nominate the independent auditors to be proposed for stockholder approval in any proxy statement.

Responsibilities of the Committee

In performing its responsibilities, the Committee will:

1)	Retain the Independent Auditors: The Committee has the sole authority to (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services and (c) approve any non-audit engagements with the Company’s independent auditors. The Committee shall exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. The Committee may delegate the authority to grant any pre-approvals of non-audit engagements required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

2)	Review and Discuss the Independence of the Auditors: In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (c) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the auditor. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

3)	Set Hiring Policies: The Committee shall set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4)	Review and Discuss the Audit Plan: The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

5)	Review and Discuss Conduct of the Audit: The Committee shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management and (c) significant issues discussed with the independent auditors’ national office. The Committee shall decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

6)	Review and Discuss Financial Statements and Disclosures: The Committee shall review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

7)	Review and Discuss Earnings Press Releases: The Committee shall review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8)	Review and Discuss Internal Audit Plans: The Committee shall review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

9)	Review and Discuss Internal Audit Reports: The Committee shall review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

10)	Review and Discuss the Systems of Internal Accounting Controls: The Committee shall review and discuss with the independent auditors, the senior internal auditing executive and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (a) the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and (b) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

11)	Review and Discuss the Recommendations of Independent Auditors: The Committee shall review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

12)	Review and Discuss the Audit Results: The Committee shall review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit, (b) the accompanying management letter, if any, (c) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100 and (d) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and, as appropriate, a review of (x) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (y) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (z) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13)	Obtain Assurances under Section 10A(b) of the Exchange Act: The Committee shall obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

14)	Discuss Risk Management Policies: The Committee shall discuss guidelines and policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

15)	Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Conduct: The Committee shall periodically obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct. The Committee shall review and discuss reports and disclosures of insider and affiliated party transactions. The Committee shall advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

16)	Approve Related Party Transactions: The Committee shall approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

17)	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Committee is to establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

18)	Discuss With General Counsel Matters Regarding Financial Statements or Compliance Policies: The Committee shall discuss with the Company’s General Counsel, or legal counsel performing similar functions, legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

19)	Review and Discuss Other Matters: The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

20)	Make Board Reports: The Committee shall report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

21)	Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures shall remain flexible, in order to best react to changing conditions and circumstances. The Committee shall take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

Meetings of the Committee

The Committee must meet in person or telephonically at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may also take any action permitted hereunder by unanimous written consent. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Audit Review Committee that are necessary or appropriate in carrying out its duties.

Annual Report

The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, a report for inclusion in the Company’s proxy or information statement relating to the annual meeting of stockholders at which directors are to be elected that complies with the requirements of the federal securities laws.

Annual Review of Charter

The Committee will conduct and review with the Board of Directors annually an evaluation of the adequacy of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation

The Committee will conduct and review with the Board of Directors annually an evaluation of the Committee’s performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

MTC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David S. Gutridge, Michael I. Gearhardt, and Therese C. Mohn, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock in MTC TECHNOLOGIES, INC. (the “Company”) held of record by the undersigned on March 12, 2004, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 21, 2004, and any adjournment(s) thereof as follows and in accordance with their judgment upon any other matter properly presented:

x x

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be signed on reverse side)
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This proxy, when properly executed, will be voted as directed by the undersigned stockholder or, if no direction is indicated, will be voted “FOR” the election of all director nominees for whom authority has not been withheld and “FOR” the proposal.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	TO ELECT TWO DIRECTORS.
The Board of Directors recommends a vote FOR both nominees listed below.
					FOR	AGAINST	ABSTAIN
	FOR both nominees listed below	WITHHOLD AUTHORITY	2.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.	☐	☐	☐
	(except as marked to the contrary below)	to vote for both nominees listed below	The Board of Directors recommends a vote FOR this proposal.
	☐	☐	3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

01 Don R. Graber and 02 Lester L. Lyles

(INSTRUCTION: To withhold authority to vote for either individual nominee, write that nominee’s name on the space provided below.)

¬
Dated: , 2004

Signature

Signature if held jointly

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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MTC TECHNOLOGIES, INC.

VOTING INSTRUCTION CARD FOR 2004 ANNUAL MEETING

MASTER SAVINGS PLAN

The undersigned hereby directs Trustar® Retirement Services, the Trustee of the MTC Technologies, Inc. Master Savings Plan, to vote the full number of shares of Common Stock in MTC TECHNOLOGIES, INC. (the “Company”) allocated to the undersigned’s account under the Plan on March 12, 2004, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 21, 2004, and any adjournment(s) thereof as follows:

x x

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be signed on reverse side)
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The Master Savings Plan provides that participants in the Plan will have voting rights with respect to Company shares held in his or her account. As a participant in the Plan, you have the right to direct the Trustee how to vote shares held in your Master Savings Plan Company stock account, and the Trustee is required to follow your directions except in limited circumstances. Since you direct the Trustee how to vote the shares allocated to your Master Savings Plan stock account, the Trustee will not be responsible for the consequences of the voting directions that you give.

In accordance with the terms of the Master Savings Plan, the Trustee will vote all shares for which it does not receive voting instructions in the same proportion as those shares for which it does receive instructions.

Your instructions are very important. You are encouraged to review the enclosed materials carefully and to complete, date and sign this Voting Instruction Card. Return this Voting Instruction Card using the postage-paid envelope provided. This Voting Instruction Card must be received by the Trustee no later than April 16, 2004. Your vote will not be revealed to MTC TECHNOLOGIES, INC.

This voting instruction card, when properly executed, will be voted as directed by the undersigned stockholder or, if no direction is indicated but the voting instruction card is otherwise properly executed, will be voted “FOR” the election of all director nominees and “FOR” the proposal.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	TO ELECT TWO DIRECTORS.
The Board of Directors recommends a vote FOR both nominees listed below.
					FOR	AGAINST	ABSTAIN
	FOR both nominees listed below	WITHHOLD AUTHORITY	2.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.	☐	☐	☐
	(except as marked to the contrary below)	to vote for both nominees listed below	The Board of Directors recommends a vote FOR this proposal.
	☐	☐

01 Don R. Graber and 02 Lester L. Lyles

(INSTRUCTION: To withhold authority to vote for either individual nominee, write that nominee’s name on the space provided below.)

¬
Dated: , 2004

Signature

Signature if held jointly

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Δ FOLD AND DETACH HERE Δ